                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: February 4, 2005

                      CITIGROUP GLOBAL MARKETS INC.



                      By:  /s/ David C. Goldberg
                         --------------------------------------------
                         Name:   David C. Goldberg
                         Title:  Assistant Secretary


                      CITIGROUP FINANCIAL PRODUCTS INC.



                      By: /s/ David C. Goldberg
                         --------------------------------------------
                         Name:  David C. Goldberg
                         Title: Assistant Secretary


                      CITIGROUP GLOBAL MARKETS HOLDINGS INC.



                      By: /s/ David C. Goldberg
                         --------------------------------------------
                         Name:  David C. Goldberg
                         Title: Assistant Secretary



                      CITIGROUP INC.



                      By: /s/ Serena D. Moe
                         --------------------------------------------
                         Name:   Serena D. Moe
                         Title:  Assistant Secretary